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                                                                       Exhibit 5




                                 April 29, 1999


Biomatrix, Inc.
65 Railroad Avenue
Ridgefield, New Jersey  07657


Dear Sir or Madam:

         We have acted as counsel for Biomatrix, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission on or about April 29, 1999 (the "Registration Statement").

         The Registration Statement covers the registration for resale by Warburg Dillon Read LLC ("Warburg") of 750,000 shares of common stock, $0.0001 par value per share, of the Company (the "Shares"), which may be issued by the Company to Warburg upon conversion of a 6.9% Convertible Subordinated Note Due May 14, 2003 made by the Company to Warburg on May 14, 1998 (the "Note").

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the Note and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

         We further assume that all Shares issued upon conversion of the Note will be issued in accordance with the terms and conditions set forth in the Note.

         Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This


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Biomatrix, Inc.
April 29, 1999
Page 2


opinion is limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon conversion of the Note, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ Bingham Dana LLP

                                               BINGHAM DANA LLP